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Exhibit 4.4

Rights Certificate Number		CUSIP Number
Record Date Shares	Class A Rights	January 21, 2004 Record Date

UNITEDGLOBALCOM, INC.
RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF CLASS A COMMON STOCK FOR HOLDERS OF RECORD OF CLASS A COMMON STOCK ON WEDNESDAY, JANUARY 21, 2004.

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 6, 2004, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION TIME").

        UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), is conducting a rights offering (the "Rights Offering"), which entitles the holders of Class A common stock, par value $.01 per share ("Class A Common Stock"), of the Company to receive 0.28 transferable subscription rights for each share of Class A Common Stock, holders of Class B common stock, par value $.01 per share ("Class B Common Stock"), of the Company to receive 0.28 transferable subscription rights for each share of Class B Common Stock, and holders of Class C common stock, par value $.01 per share ("Class C Common Stock"), of the Company to receive 0.28 transferable subscription rights for each share of Class C Common Stock, in each case held by them at the close of business on Wednesday, January 21, 2004 (the "Record Date").

        As the registered owner of this Rights Certificate, you are entitled to the number of transferable subscription rights ("Class A Rights") shown above. Each whole Class A Right entitles the holder thereof to subscribe for and purchase one share of Class A Common Stock (the "Basic Subscription Privilege") at a subscription price of $6.00 per share (the "Subscription Price"), pursuant to the Rights Offering. If any shares of Class A Common Stock available for purchase in the Rights Offering are not purchased by the holders of Class A Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any such holder fully exercising its Basic Subscription Privilege may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the "Oversubscription Privilege"), as described in the prospectus (the "Prospectus"), dated January 20, 2004.

        Certificates representing shares of Class A Common Stock purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable following the Expiration Time. No fractional rights or cash in lieu thereof will be issued or paid. Set forth above is the number of Class A Rights evidenced by this Rights Certificate that you are entitled to exercise pursuant to your Basic Subscription Privilege.

        FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, MELLON INVESTOR SERVICES LLC, AT (888) 684-7182.

        THIS RIGHTS CERTIFICATE IS TRANSFERABLE, AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO RIGHTS CERTIFICATES EVIDENCING WHOLE RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT. CLASS A RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE, ASSIGN, TRANSFER OR SELL ONLY PART OF THEIR CLASS A RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE, ASSIGN, TRANSFER OR SELL THE REMAINING CLASS A RIGHTS EVIDENCED THEREBY.

        SUBSCRIPTION FOR SHARES: To subscribe for shares of Class A Common Stock pursuant to your Basic Subscription Privilege, please complete lines "A" and "C" and Section 1. To subscribe for shares of Class A Common Stock pursuant to your Oversubscription Privilege, in addition to lines "A," and "C" and Section 1, please complete line "B".

(Complete appropriate lines and sections on reverse side of this Rights Certificate.)

        If you want the Subscription Agent to attempt to sell your unexercised Class A Rights, check box "D" below and complete Section 1. If you want a new Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, check box "E" below, and indicate the address to which the shares of Class A Common Stock should be delivered in Section 1. If you want some or all of your unexercised Class A Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box "F" below and complete Section 2.

        PAYMENT OF SHARES: Full payment for shares of Class A Common Stock subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege payable to Mellon Investor Services LLC (on behalf of Mellon Bank, N.A.) or a notice of guaranteed delivery must accompany this Rights Certificate. Please reference your Rights Certificate Number on your certified check, bank draft, money order or notice of guaranteed delivery.

        If the aggregate Subscription Price paid by you is insufficient to purchase the number of shares of Class A Common Stock that you subscribed for, or if you do not specify the number of shares of Class A Common Stock to be purchased, then you will be deemed to have exercised first your Basic Subscription Privilege and second your Oversubscription Privilege to the fullest extent of the payment rendered. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares of Class A Common Stock for which you subscribed for, then you will be deemed to have exercised first your Basic Subscription Privilege and second your Oversubscription Privilege to the fullest extent of the excess payment tendered.

RETURN TO: UNITEDGLOBALCOM, INC. C/O MELLON INVESTOR SERVICES LLC

By Mail:	By Overnight Courier:	By Hand:
UnitedGlobalCom, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	UnitedGlobalCom, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. 85 Challenger Road Overpeck Centre Ridgefield Park, NJ 07660	UnitedGlobalCom, Inc. C/O Mellon Investor Services LLC Attention: Reorganization Dept. 120 Broadway, 13th Floor New York, New York 10271

PLEASE FILL IN ALL APPLICABLE INFORMATION

A.	Basic Subscription Privilege (1 Right = 1 Share)	(No. of Shares)	X	$6.00 (Subscription Price)	=	$
B.	Oversubscription Privilege(1)	(No. of Shares)	X	$6.00 (Subscription Price)	=	$	C.	Amount Enclosed:
$
D.	Sell any unexercised Class A Rights ☐	E.	Deliver a certificate representing unexercised Class A Rights to the address in Section 1 ☐	F.	Transfer Class A Rights to the Transferee designated in Section 2 ☐
(1)
The Oversubscription Privilege may only be exercised if the Basic Subscription Privilege is fully exercised.

SECTION 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Class A Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Class A Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

TO SELL: If I have checked the box on line D, I authorize the sale of Class A Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature of Subscriber(s)

Address for delivery of shares or certificates representing unexercised Class A Rights (if permanent change of address, check here ☐)

Please give your telephone number:

Please give your email address:

IMPORTANT: Signature guarantee by (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union, is required if this Rights Certificate is not registered in your name or you are not an eligible institution:

Signature:
(name of bank or firm)
Guaranteed By:
(signature/title)

SECTION 2: TO TRANSFER RIGHTS (pursuant to line F above): For value received,                          of the Class A Rights represented by this Subscription Certificate are transferred to:

(Print full name of Transferee)

(Print full Address)

(Signature of Transferee)

IMPORTANT: Unless the assignee is a bank or broker, the signature of the assignee must be guaranteed by: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature:
(name of bank or firm)
Guaranteed By:
(signature/title)

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UNITEDGLOBALCOM, INC. RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF CLASS A COMMON STOCK FOR HOLDERS OF RECORD OF CLASS A COMMON STOCK ON WEDNESDAY, JANUARY 21, 2004.